FOR IMMEDIATE RELEASE

Arbitron Announces Workforce and Expense Reductions
Reductions are further step in previously announced strategic realignment
Company anticipates pre-tax expenses of $8 million to $9 million in first quarter 2009 and net expense reduction in excess of $10 million in 2010
Company reiterates 2009 guidance

COLUMBIA, MD; March 24, 2009 – Arbitron Inc. (NYSE: ARB) announced today, as a further step in its previously announced strategic realignment, a reduction in its workforce of approximately 10 percent of its full-time employees. The Company is also implementing a reduction in non-employee related expenses on a company-wide basis.

The Company anticipates that it will incur pre-tax expenses of approximately $8 million to $9 million in the first quarter of 2009, related principally to severance and benefit expenses as a result of this restructuring and expense reduction program. As a result of these initiatives, the company expects to realize savings in the balance of 2009 that would offset the first quarter 2009 charge.

Taken together, the workforce and expense reductions are expected to result in a reduction in the 2010 run rate expenses of more than $10 million.

“The company is realigning and restructuring in order to focus on our strategic priorities: strengthening our radio measurement service and developing new, multimedia services. This restructuring is also designed to speed decision-making so that we can better capitalize on growth opportunities,” said Michael Skarzynski, President and Chief Executive Officer.

“The workforce reduction was a difficult and painful decision and I am grateful for the contributions of all of our employees. Arbitron is offering transition assistance and outplacement support for those colleagues exiting the company as a result of this restructuring and expense reduction program. The company is reevaluating the skill sets that we need given the rapidly changing and competitive media measurement marketplace. We also believe the cost reductions provided by this restructuring will contribute to the company’s long-term success.

“Our customers will continue to receive the quality services that they have come to expect from Arbitron. We remain committed to our continuous improvement programs, which include increasing cell-phone-only samples and enhancing qualitative data. We also intend to invest in Arbitron’s strategic growth areas.

“Arbitron expects to complete the realignment before the end of the first quarter so that we can focus on business process improvements, infrastructure enhancements and the strategic plan that position the company for long-term growth in current and new markets,” said Mr. Skarzynski.

Company Reiterates 2009 Guidance
For the full year 2009, Arbitron continues to expect revenue to increase between 6 percent and 10 percent compared to the 2008 revenue of $368.8 million.

Earnings per share (diluted) for the full year 2009 is expected to be between $1.40 and $1.55, an increase of between 3 percent to 14 percent, versus $1.36 in 2008.

Arbitron expects to release its first-quarter 2009 financial results and hold its earnings call on Tuesday, April 21, 2009.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, broadcast television, cable and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Arbitron’s headquarters , research and engineering organizations are located in Columbia, Maryland.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	absorb costs related to legal proceedings and governmental entity interactions and avoid related fines, limitations, or conditions on our business activities;

•	successfully commercialize our Portable People MeterTM service;

•	successfully manage the impact on our business of the current economic downturn generally, and in the advertising market, in particular, including, without limitation, the insolvency of any of our customers or the impact of such downturn on our customers’ ability to fulfill their payment obligations to us;

•	successfully maintain and promote industry usage of our services, a critical mass of broadcaster encoding, and the proper understanding of our audience measurement services and methodology in light of governmental regulation, legislation, litigation, activism, or adverse public relations efforts;

•	compete with companies that may have financial, marketing, sales, technical, or other advantages over us;

•	successfully design, recruit and maintain PPM panels that appropriately balance research quality, panel size, and operational cost;

•	successfully develop, implement, and fund initiatives designed to increase sample sizes;

•	complete the Media Rating Council, Inc. (“MRC”) audits of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement business;

•	renew contracts with key customers;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	effectively respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems, such as software systems to support our cell phone-only sampling plans, and new customer services that meet these needs in a timely manner;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, consumer trends including a trend toward increasing incidence of cell phone-only households, privacy concerns, technology changes, and/or government regulations;

•	successfully develop and implement technology solutions to encode and/or measure new forms of media content and delivery, and advertising in an increasingly competitive environment; and

•	realize expected savings from our workforce and expense reduction program.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2008, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.